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                                                                    EXHIBIT 99.1

           DOUBLECLICK INC. ACQUIRES TECHNOLOGY ASSETS FROM L90 INC.

          -- Acquisition Strengthens DoubleClick's Technology Business;
           L90 to Focus on Core Media and Direct Marketing Services --


NEW YORK, NEW YORK and LOS ANGELES, CALIFORNIA, October 2, 2001 -- DoubleClick Inc. (Nasdaq: DCLK), the leading digital marketing solutions company, today announced that it has purchased the technology assets of L90 Inc. (Nasdaq:
LNTY). The sale will enable L90 to focus on its core media and direct marketing businesses. Financial terms of the deal were not disclosed.

DoubleClick has acquired L90's technology offering, adMonitor, an ASP ad serving and tracking technology, which has been used by over 1,700 marketing clients. In addition, DoubleClick has also acquired L90's ProfiTools solution, a technology-driven marketing platform that L90 clients use to build targeted, high-value relationships with Internet users.

As part of the transaction, L90 will continue to support its third-party ad serving clients over the short term. DoubleClick will offer L90's clients the option of migrating to its DART technology or its AdServer software. The DART service for Publishers and the AdServer software are part of DoubleClick's TechSolutions division, which along with the DART service for Advertisers offering, provides comprehensive service and software solutions for over 2,000 marketers worldwide.

This transaction enables L90 to focus on its core competencies in media and direct marketing while also streamlining its cost structure. Through its media and direct marketing businesses, L90 helps marketers build brands, acquire customers, increase traffic, drive sales and retain customers. L90 has entered into a five-year agreement to use the DART technology in order to deliver marketing messages on behalf of its clients.

"Today's announcement is a strong testimonial to our dedication to being the leader in providing ad serving solutions," said Chris Saridakis, SVP of Global TechSolutions, DoubleClick. "We look forward to working with L90's third-party ad serving clients to ensure a smooth transition to our DART technology or AdServer software, and look forward to a long relationship with L90 as a DART customer."

"L90 has been very successful in differentiating our media and direct marketing businesses by applying traditional marketing expertise and innovation to the Internet on behalf of marketers and publishers," said John Bohan, L90's President and CEO. "By selling our technology assets to DoubleClick we will be



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able to focus on building upon that momentum. The transaction will also enable us to streamline our cost structure as we outsource our ad serving needs to DoubleClick's established DART platform."

L90 will be hosting a conference call for investors at 11:00 AM EST (8:00 AM PT) on Wednesday, October 3 to discuss this transaction in more detail. Investors may listen to the conference call live by dialing (888) 868-9080 (domestic) or
(973) 628-6885 from outside of the United States.

ABOUT L90

L90 is a marketing and media company that works with marketers and publishers to build valuable relationships with customers on the Internet. L90 provides brand name sites, reach and innovative programs for online advertising. L90 has advertising representation relationships with a network of well-branded Web sites that are grouped into 13 targeted channels, such as Automotive, Entertainment and Travel, which offer marketers attractive platforms to target consumers. The company also creates innovative advertising programs which include sponsorships, opt-in e-mail, newsletters, content integration, micro-sites and sweepstakes that help marketers achieve their goals of branding, customer acquisition, sales, traffic and customer retention. L90 currently works with over 1,700 marketers worldwide including VISA, Microsoft, General Motors, Warner Bros. and Procter & Gamble. Headquartered in Los Angeles, L90 has additional offices in New York, San Francisco, Chicago, Miami, Seattle and London.

ABOUT DOUBLECLICK INC.

DoubleClick is building the infrastructure that makes marketing work in the digital world. Combining media, data, research and technological expertise, DoubleClick allows marketers to deliver the right message, to the right person, at the right time, while helping Web publishers maximize their revenue and build their business online. DoubleClick Inc. has Global headquarters in New York City and maintains 37 offices around the world.

                                      # # #

Note: This press release includes forward-looking statements, including future plans of the two companies. The results or events predicted in these statements may vary materially from actual future events or results. Factors that could cause actual events or results to differ from anticipated events or results include: customer performance challenges, failure to manage the integration of acquired assets, lack of growth in online advertising, changes in government regulation, and other risks that are contained in documents which the companies file from time to time with the Securities and Exchange Commission, including the most recent reports on Form 10-K and Form 10-Q of each company.